Exhibit 99.4

Proforma Information

ENTRUST, INC.

Unaudited Pro Forma Combined Condensed Financial Statements

On July 19, 2006, Entrust, Inc. (the “Company” or “Entrust”) completed the acquisition of all of the outstanding stock and options of Business Signatures Corporation (“Business Signatures”), a company whose goal is to create the world’s first platform for protecting and servicing online customers with market expertise by allowing companies to track and manage customers’ online experience while ensuring security. Based on a new data management technology, the Business Signatures Intent Processor is the underlying platform that allows for the detection of fraudulent intent as opposed to the normal purpose of online customers and signals that immediate action must be taken, in exchange for approximately $51 Million.

The accompanying unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations which may be reported in future periods or the financial position that actually would have been realized had the Company and Business Signatures been a combined company during the specified periods, or had the acquisition been consummated on the date indicated. Actual statements of operations of the companies will be combined commencing from July 19, 2006, the effective date of the acquisition for accounting purposes. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and related notes of Business Signatures, included elsewhere in this filing, and the historical financial statements and related notes of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The accompanying unaudited pro forma combined condensed financial statements give effect to the acquisition between the Company and Business Signatures using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements and related notes of the Company and Business Signatures. The pro forma adjustments are preliminary and are based on management’s estimates of the value of the tangible and intangible assets acquired. In addition, management is in the process of assessing and formulating its integration plans, which may include restructuring actions, the full cost of which has not yet been determined.

The actual adjustments may differ materially from those presented in these pro forma financial statements. Actual adjustments may result in a different allocation of the purchase price which would affect the value assigned to the tangible and intangible assets, or could result in a change to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on June 30, 2006, and combines the Company’s unaudited June 30, 2006 balance sheet with Business Signatures’ unaudited June 30, 2006 balance sheet. The unaudited pro forma combined condensed statements of operations assuming the acquisition took place as of January 1, 2005 and combines the Company’s audited statement of operations for the year ended December 31, 2005 with Business Signatures’ audited statement of operations for the year ended December 31, 2005, and combines the unaudited statements of operations of the Company and Business Signatures for the six months ended June 30, 2006 as if the acquisition took place on January 1, 2006. Reclassifications have been made to Business Signatures’ financial statements to conform to the Company’s presentation.

Unaudited Pro Forma Combined

Condensed Statements of Operations

For the Year Ended December 31, 2005

(In thousands, except per share data)

	Historical
	Entrust	BSC	Proforma Adjustments		Proforma Combined Entrust
			Amount	Reference
Revenues:
Product	34,216	481			34,697
Services and maintenance	63,912	238			64,150

Total revenues	98,128	719	—		98,847

Cost of revenues:
Product	5,153	24			5,177
Services and maintenance	30,495	884			31,379
Amortization of purchased product rights	802	92	425	B, D	1,319

Total cost of revenues	36,450	1,000	425		37,875

Gross profit	61,678	(281)	(425)		60,972

Operating expenses:
Sales and marketing	28,534	1,716	653	B	30,903
Research and development	16,439	5,025			21,464
General and administrative	11,534	925			12,459

Total operating expenses	56,507	7,666	653		64,826

Income (loss) from operations	5,171	(7,947)	(1,078)		(3,854)

Other income (expense):
Interest income	2,357	98	(1,920)	E	535
Interest expense	—	(56)	56	C	—
Foreign exchange gain (loss)	(62)	—			(62)
Loss from equity investments	(760)	—			(760)
Gain on sale of asset	200	—			200

Total other income (expense)	1,735	42	(1,864)		(87)

Income (loss) before income taxes	6,906	(7,905)	(2,942)		(3,941)
Provision for income taxes	532	—	—		532

Net income (loss)	6,374	(7,905)	(2,942)		(4,473)

Net income (loss) per share:	$0.10				$(0.07)
Basic	$0.10				$(0.07)
Diluted
Weighted average common shares used in per share computations:
Basic	60,834				60,834
Diluted	62,517				60,834

Unaudited Pro Forma Combined Condensed

Statements of Operations

For the Six Months Ended June 30, 2006

(In thousands, except per share data)

	Historical
	Entrust	BSC	Proforma Adjustments		Proforma Combined Entrust
			Amount	Reference
Revenues:
Product	13,966	596			14,562
Services and maintenance	29,187	207			29,394

Total revenues	43,153	803	—		43,956

Cost of revenues:
Product	3,174	33			3,207
Services and maintenance	14,448	503			14,951
Amortization of purchased product rights	419	44	212	B, D	675

Total cost of revenues	18,041	580	212		18,833

Gross profit	25,112	223	(212)		25,123

Operating expenses:
Sales and marketing	14,721	1,199	327	B	16,247
Research and development	8,643	2,636			11,279
General and administrative	7,228	740			7,968
Restructuring charges and adjustments	2,765	—			2,765

Total operating expenses	33,357	4,574	327		38,258

Income (loss) from operations	(8,245)	(4,352)	(539)		(13,136)

Other income (expense):
Interest income	1,582	23	(1,080)	E	525
Interest expense	—	(70)	70	C	—
Foreign exchange gain (loss)	(271)	—			(271)
Write-down of long-term strategic and equity investments	(3,016)	—			(3,016)
Loss from equity investments	(293)	—			(293)

Total other income (expense)	(1,998)	(47)	(1,010)		(3,055)

Income (loss) before income taxes	(10,243)	(4,399)	(1,549)		(16,191)

Provision for income taxes	(189)	—	—		(189)

Net income (loss)	(10,432)	(4,399)	(1,549)		(16,380)

Net income (loss) per share:	$(0.17)				$(0.27)
Basic	$(0.17)				$(0.27)
Diluted
Weighted average common shares used in per share computations:
Basic	59,818				59,818
Diluted	59,818				59,818

Unaudited Pro Forma Combined Condensed Balance Sheet

As at June 30, 2006

	Historical
(In thousands)	Entrust	BSC	Proforma Adjustments	Reference	Proforma Combined Entrust
Assets
Current asets:
Cash and cash equivalents	$62,475	$821	$(48,024)	A	15,272
Short-term marketable investments	12,270	—			12,270
Accounts receivable (net of allowance for doubtful accounts)	17,139	720	(602)	F	17,257
Prepaid expenses	3,428	639	(599)	A	3,468

Total current assets	95,312	2,180	(49,225)		48,267

Property and equipment, net	3,484	195			3,679
Purchased product rights and other purchased intangible assets, net	3,442	—	11,650	A	15,092
Goodwill, net	19,593	—	40,621	A	60,214
Long-term strategic and equity investments	321	—			321
Other long-term assets, net	1,535	129	(113)	D	1,551

Total assets	$123,687	$2,504	$2,933		$129,124

Liabilities
Current liabilities:
Accounts payable	6,510	906			7,416
Accrued liabilities	7,098	1,109			8,207
Accruals related to acquisition			1,808	A	1,808
Accrued restructuring charges, current portion	4,837	—			4,837
Bridge loans, net of discount	—	4,014	(4,014)	C	—
Deferred revenue	22,953	1,494	(602)	F	23,845

Total current liabilities	41,398	7,523	(2,808)		46,113

Accrued restructuring charges, long-term portion	21,958	—			21,958
Other long-term liabilities	889	—			889

Total liabilities	64,245	7,523	(2,808)		68,960

Minority interest in subsidiary	4	—			4

Shareholders’ equity
Common stock	596	1	(1)	A	596
Series A convertible preferred stock	—	1,668	(1,668)	A	—
Series B convertible preferred stock	—	11,145	(11,145)	A	—
Series C convertible preferred stock	—	1,755	(1,755)	A	—
Additional paid-in-capital	760,375	768	(46)	A	761,097
Shareholder receivables	—	(6)	6	A	—
Accumulated deficit	(702,348)	(20,350)	20,350	A	(702,348)
Accumulated other comprehensive income	815	—			815

Total shareholders’ equity	59,438	(5,019)	5,741		60,160

Total liabilities and shareholders’ equity	$123,687	$2,504	$2,933		129,124

ENTRUST TECHNOLOGIES INC.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. Pro Forma Adjustments

Certain pro forma adjustments have been made to the accompanying unaudited pro forma condensed combined financial statements, based on the acquisition of all of the outstanding capital stock of Business Signatures Corporation for approximately $51 million.

The unaudited pro forma combined condensed balance sheet as at June 30, 2006 gives effect to the acquisition as if it had occurred on June 30, 2006. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 give effect to the acquisition as if it had occurred at the beginning of the respective fiscal period.

The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

A.	Reflects payment of cash to the shareholders of Business Signatures and the recording of the entries required under the purchase method of accounting. Accordingly, the total purchase price has been allocated to the tangible assets and liabilities of Business Signatures based on their relative fair values. The fair value of the tangible assets and liabilities approximated their historical book values at June 30, 2006, except those described in note D below. The amounts and components of the purchase price, along with the allocation of the purchase price to the net assets acquired and associated acquisition accruals is presented below.

Purchase Price
Cash		$48,024
Fair value of stock options assumed		722
Acquisition expenses		2,273

		$51,019

Net Assets Acquired
Book value of net tangible assets of Business Signatures	$(1,005)
Accruals for estimated costs attributable to the acquisition	(247)

Net tangible assets		$(1,252)
Intangible assets		11,650
Goodwill		40,621

		$51,019

B.	Reflects the adjustment to record the amortization of purchased intangibles resulting from the allocation of the purchase price. The pro forma adjustment assumes the purchased intangibles will be amortized on a straight-line basis over the following estimated lives:

Technology core	10 years
Technology applications	10 years
Customer relationships	10 years
Partner relationships	10 years

C.	Reflects the elimination of the bridge notes payable that converted to common shares upon acquisition, and the related interest expense

D.	Reflects the write-off and related amortization adjustments, of certain intangible assets previously acquired by Business Signatures. Entrust does not intend to develop or invest in this product and hence does not anticipate future benefits from these assets.

E.	Reflects the decrease in interest income resulting from the use of cash to purchase Business Signatures.

F.	Adjustment to conform to Entrust accounting policy regarding the treatment of accounts receivable balances in deferred revenue. The adjustment relates to the value of accounts receivable in the Business Signature’s deferred revenue balance at June 30, 2006.